UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2003

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26650 Aliso Viejo Parkway Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Item 5. Other Events and Required FD Disclosure.

     QLogic Corporation announced the appointment of Balakrishnan S. Iyer to its Board of Directors, effective June 12, 2003. The text of the press release relating to the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

               The following exhibits are filed as a part of this report:

Exhibit No.	Description

99.1	Text of press release of QLogic Corporation issued June 16, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

	By:	/s/ Frank A. Calderoni

Frank A. Calderoni Senior Vice President and Chief Financial Officer
Date: June 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release of QLogic Corporation dated June 16, 2003